Exhibit 99.1

APOGENT TO RESCHEDULE VOTE ON MERGER WITH FISHER SCIENTIFIC;

Anticipates Merger Closing On August 2, 2004

PORTSMOUTH, N.H., June 23, 2004 – Apogent Technologies Inc. (NYSE: AOT) announced today that the vote on the pending merger with Fisher Scientific International Inc. (NYSE: FSH), presently scheduled for June 28, 2004, will be postponed. This is due to the recent determination by Apogent that its Molecular BioProducts Inc. (MBP) subsidiary in San Diego, California, may have improperly recognized, from a timing perspective, between $200,000 and $600,000 of revenue during the quarter ended March 31, 2004. Apogent believes that this is an isolated incident and that the amounts at issue are not material to the company, which had $298 million in consolidated revenues during its second quarter. PricewaterhouseCoopers LLP is assisting Apogent with its review.

Apogent expects the closing of the merger to occur on August 2, 2004, which will facilitate the efficient coordination of systems cut-off and transfers. Apogent also anticipates that this date will provide Apogent and Fisher and their respective advisors with the time necessary to complete their reviews of the matter and comply with required advance notice and other legal requirements for the meeting. Apogent will convene its special meeting of shareholders on June 28 as scheduled solely for the purpose of adjourning it until the review is completed. The May 14, 2004 record date for the meeting to vote on the merger is not expected to change.

Frank H. Jellinek, Jr., Apogent’s President and Chief Executive Officer, stated, “We at Apogent have a long history of maintaining the highest standards and reporting our results in a transparent manner. We are reviewing the matter thoroughly and will take appropriate corrective action so that there is no reoccurrence. We look forward to closing our merger with Fisher in a timely manner.”

About Apogent Technologies Inc.

Apogent is a diversified worldwide leader in the design, manufacture, and sale of laboratory and life-science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: Clinical Group and Research Group.

Forward-looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Fisher’s and Apogent’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the merger; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the merger may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the merger; and (6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed by Fisher and Apogent. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Fisher and Apogent. Fisher and Apogent assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

Additional Information About the Merger and Where to Find it

In connection with the proposed merger of Fisher Scientific International Inc. and Apogent Technologies Inc., Fisher has filed a registration statement on Form S-4 (SEC File No. 333-114548) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger. Apogent and Fisher have filed or will file additional relevant materials with the SEC. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Fisher, Apogent and the merger. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher or Apogent with the SEC) free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, 1 Liberty Lane, Hampton, NH 03842, or from Fisher’s Web site at www.fisherscientific.com. The documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801, or from Apogent’s Web site at www.apogent.com.

Fisher, Apogent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Fisher and Apogent in favor of the merger. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in the joint proxy statement/prospectus filed on Form S-4, which was declared effective by the SEC on May 21, 2004. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Fisher, Apogent and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

Contact:

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Barrett Golden, 212-355-4449